Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS RECORD SECOND QUARTER 2023 RESULTS

Second Quarter 2023 Highlights
•Consolidated net sales of $569.1 million, a new all-time quarterly record, was an increase of 3% over the prior year
•Water Systems and Distribution sales increased by 4% and 1%, respectively, while Fueling Systems sales decreased 7%
•Operating income was $80.9 million with healthy operating margin of 14.2%
•GAAP fully diluted earnings per share (EPS) was $1.27, a new record for any quarter

Fort Wayne, IN – July 25, 2023 – Franklin Electric Co., Inc. today announced its second quarter financial results for fiscal year 2023.

Second quarter 2023 net sales were $569.1 million, compared to second quarter 2022 net sales of $551.1 million. Second quarter 2023 operating income was $80.9 million, compared to second quarter 2022 operating income of $81.0 million. Second quarter 2023 EPS was $1.27, versus EPS in the second quarter 2022 of $1.26.

“We delivered another quarter of record sales and EPS performance for Franklin Electric. Results were driven by a solid demand environment that continued into the busy season for our core markets. Strong execution by our global teams enabled backlog and inventory levels to continue trending towards normalized levels, significantly improving our cash flow generation,” commented Gregg Sengstack, Franklin Electric’s Chairperson and Chief Executive Officer.

“Even though our second quarter sales were adversely impacted by weather and distributors right-sizing inventory levels, our end-market demand remains healthy. As we enter the third quarter, we have an elevated backlog which gives us momentum and confidence in our outlook for the remainder of 2023,” concluded Mr. Sengstack.

Segment Summaries

Water Systems net sales, a new all-time quarterly record, were $321.7 million in the second quarter 2023, an increase of $11.2 million compared to the second quarter 2022. Sales increases were led by pricing actions and continued strong end market demand for large pumps. Water Systems operating income in the second quarter 2023 was $50.8 million, a new quarterly record, driven by higher sales. Second quarter 2022 Water Systems operating income was $49.0 million.

Distribution net sales, a new second quarter record, were $193.1 million in the second quarter 2023, an increase of $2.0 million compared to the second quarter 2022. Sales increases were led by end market demand. The Distribution segment operating income was $17.8 million in the second quarter 2023 compared to second quarter 2022 operating income of $23.3 million. Distribution segment sales and operating income were negatively impacted by wet weather across much of the US, margin compression from declining pricing of commodity-based products sold through the business, and some channel inventory destocking as supply chains normalize.

Fueling Systems net sales were $80.4 million in the second quarter 2023, a decrease of $5.6 million compared to the second quarter 2022. Sales decreased in the U.S. and Canada by 6 percent and outside the U.S. and Canada by 8 percent. Fueling Systems operating income in the second quarter 2023 was

$26.7 million, a new second quarter record, driven by a favorable product and geographic mix of sales. Second quarter 2022 Fueling Systems operating income was $26.1 million.

2023 Guidance

The Company is maintaining its guidance for full year 2023 sales to be in the range of $2.15 billion to $2.25 billion and full year 2023 EPS to be in the range of $4.25 to $4.45.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The second quarter 2023 earnings call will be available via a live webcast. The webcast will be available in a listen-only mode by going to:

https://edge.media-server.com/mmc/p/ykifmgrn

For those interested in participating in the question-and-answer portion of the call, please register for the call at the link below.

https://register.vevent.com/register/BId7ec20b8d1f5442687a9b4f54a3e54a8

All registrants will receive dial-in information and a PIN allowing them to access the live call. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A replay of the conference call will be available from Tuesday, July 25, 2023, through 9 am ET on Tuesday, August 1, 2023, by visiting the listen-only webcast link above.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

Franklin Electric Contact:

Jeffery L. Taylor
Franklin Electric Co., Inc.
260-824-2900
Email: jeffery.taylor@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Second Quarter Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Net sales	$569,181	$551,138	$1,053,732	$1,002,608

Cost of sales	380,700	361,850	702,986	667,986

Gross profit	188,481	189,288	350,746	334,622

Selling, general, and administrative expenses	107,429	108,313	216,964	212,986

Restructuring (income)/expense	149	(7)	273	713

Operating income	80,903	80,982	133,509	120,923

Interest expense	(4,178)	(2,932)	(7,325)	(4,426)
Other income/(expense), net	1,179	(1,159)	1,588	(1,537)
Foreign exchange expense	(3,571)	(329)	(5,615)	(914)

Income before income taxes	74,333	76,562	122,157	114,046

Income tax expense	14,173	16,799	24,421	24,164

Net income	$60,160	$59,763	$97,736	$89,882

Less: Net income attributable to noncontrolling interests	(560)	(399)	(811)	(753)

Net income attributable to Franklin Electric Co., Inc.	$59,600	$59,364	$96,925	$89,129

Earnings per share:
Basic	$1.29	$1.27	$2.09	$1.91
Diluted	$1.27	$1.26	$2.06	$1.89

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	June 30, 2023	December 31, 2022
ASSETS

Cash and equivalents	$53,227	$45,790
Receivables (net)	299,485	230,404
Inventories	574,642	544,980
Other current assets	39,036	36,916
Total current assets	966,390	858,090

Property, plant, and equipment, net	224,464	215,154
Lease right-of-use assets, net	44,160	48,948
Goodwill and other assets	568,067	572,009
Total assets	$1,803,081	$1,694,201

LIABILITIES AND EQUITY

Accounts payable	$161,266	$139,266
Accrued expenses and other current liabilities	97,946	123,788
Current lease liability	13,624	15,959
Current maturities of long-term debt and short-term borrowings	159,841	126,756
Total current liabilities	432,677	405,769

Long-term debt	88,680	89,271
Long-term lease liability	29,513	32,858
Income taxes payable non-current	4,837	8,707
Deferred income taxes	32,434	29,744
Employee benefit plans	32,628	31,889
Other long-term liabilities	31,910	25,209

Redeemable noncontrolling interest	901	620

Total equity	1,149,501	1,070,134
Total liabilities and equity	$1,803,081	$1,694,201

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
(In thousands)
	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income	$97,736	$89,882
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	26,259	24,521
Non-cash lease expense	8,523	8,526
Share-based compensation	6,410	6,322
Other	7,896	3,639
Changes in assets and liabilities:
Receivables	(70,725)	(93,063)
Inventory	(24,125)	(123,817)
Accounts payable and accrued expenses	(3,880)	29,969
Operating leases	(8,706)	(8,526)
Income taxes-U.S. Tax Cuts and Jobs Act	(2,902)	(355)
Other	6,540	361

Net cash flows from operating activities	43,026	(62,541)

Cash flows from investing activities:
Additions to property, plant, and equipment	(20,241)	(20,084)
Proceeds from sale of property, plant, and equipment	—	6
Acquisitions and investments	(6,641)	(1,365)
Other investing activities	2	(8)

Net cash flows from investing activities	(26,880)	(21,451)

Cash flows from financing activities:
Net change in debt	32,171	126,272
Proceeds from issuance of common stock	9,010	1,916
Purchases of common stock	(25,541)	(30,644)
Dividends paid	(20,872)	(18,205)
Deferred payments for acquisitions	(186)	—

Net cash flows from financing activities	(5,418)	79,339

Effect of exchange rate changes on cash and cash equivalents	(3,291)	(2,658)
Net change in cash and cash equivalents	7,437	(7,311)
Cash and cash equivalents at beginning of period	45,790	40,536
Cash and cash equivalents at end of period	$53,227	$33,225

Key Performance Indicators: Net Sales Summary

	Net Sales
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated
Q2 2022	$194.9	$41.7	$49.7	$24.2	$310.5	$86.0	$191.1	$(36.5)	$551.1
Q2 2023	$202.9	$42.0	$54.6	$22.2	$321.7	$80.4	$193.1	$(26.1)	$569.1
Change	$8.0	$0.3	$4.9	$(2.0)	$11.2	$(5.6)	$2.0	$10.4	$18.0
% Change	4%	1%	10%	(8)%	4%	(7)%	1%		3%

Foreign currency translation	$(1.2)	$(4.9)	$(5.3)	$(1.2)	$(12.6)	$(0.1)	$—		$(12.7)
% Change	(1)%	(12)%	(11)%	(5)%	(4)%	—%	—%		(2)%

Volume/Price	$9.2	$5.2	$10.2	$(0.8)	$23.8	$(5.5)	$2.0	$10.4	30.7
% Change	5%	12%	21%	(3)%	8%	(6)%	1%	(28)%	6%

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the Second Quarter 2023
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$50.8	$26.7	$17.8	$(14.4)	$80.9
% Operating Income To Net Sales	15.8%	33.2%	9.2%		14.2%

Operating Income and Margins
(in millions)	For the Second Quarter 2022
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$49.0	$26.1	$23.3	$(17.4)	$81.0
% Operating Income To Net Sales	15.8%	30.3%	12.2%		14.7%